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                                                                    EXHIBIT 10.9



                           NATIONAL CITY CORPORATION
                             EXECUTIVE SAVINGS PLAN

               As Amended and Restated Effective January 1, 1995


1.       Amendment and Restatement of the Plan.
         The following are the provisions of the NATIONAL CITY CORPORATION EXECUTIVE SAVINGS PLAN effective January 1, 1995 ("Plan") which is an amendment and restatement of the Plan in effect prior thereto, which is maintained by National City Corporation ("Corporation") to offer the payment of deferred compensation to certain of the management and highly compensated employees of the Corporation and its subsidiaries and is designed to supplement benefits such employees may receive under the National City Savings and Investment Plan ("SIP") or Companion Savings Plans (as hereinafter defined). The Corporation intends and desires by the maintenance of this Plan to recognize the value to the Corporation of the past and present services of employees covered by this Plan and to encourage and assure their continued service to the Corporation by making more adequate provision for their future security by means of deferred compensation.
2.       The SIP and Companion Savings Plans.
         The term "Companion Savings Plan" shall include those savings and investment plans, if any, of National City Corporation which are modeled after the SIP, but which cover a different group(s) of eligible employees. At the time of this Restatement such Companion Savings Plans include (a) the National City Savings and Investment Plan No. 2, and (b) the Military Banking Division Savings and Investment Plan.
         The SIP, whenever referred to in this Plan, shall mean the SIP and such Companion Savings Plans, as amended, as they exist as of the date any determination is made of benefits payable under this Plan, provided however that provisions of Section 10 hereof refer solely to the investment funds of the SIP and not to investment funds of any Companion Plan.

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         To the extent necessary to carry out the terms of this Plan, the SIP is hereby specifically referred to and shall form a part of this Plan as fully as if set forth in exhibits hereto. Where any matter is not covered by this Plan but is set forth in the SIP, the terms of the SIP shall control unless such terms are determined by the Committee to be adverse to the purposes of this Plan. In the event any express item or provision of this Plan conflicts with any term or provision of the SIP or any Companion Savings Plan, the terms and provisions of this Plan shall control to the extent necessary to carry out the purposes hereof.
3.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.
                 (a) "Annual Enrollment Period" - the period prior to the December 1 immediately preceding a Plan Year.
                 (b) "Base Compensation" shall have the same meanings as in the SIP.
                 (c) "Board" shall mean the Board of Directors of the Corporation.
                 (d) "Committee" shall mean the Compensation and Organization Committee of the Board, or another committee appointed by the Board to serve as the administering committee of the Plan.
                 (e) "Corporation" shall mean National City Corporation, a Delaware corporation.
                 (f)      "Deferral Amount" see Section 5.
                 (g) "Disability" shall mean permanent disability as defined in the provisions of the National City Corporation Long-Term Disability Plan.
                 (h) "Eligible Employee" shall mean an Employee who is employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Section 4.



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                 (i)      "Eligible Participant" shall mean an Eligible
Employee who has been approved by the Committee to participate in the Plan for a particular Plan Year. Such approval shall be on a Plan Year basis and shall be reviewed annually.
                 (j) "Employee" shall mean an individual employed by an Employer on a regular active and full-time salaried basis.
                 (k) "Employer" shall mean the Corporation or any corporation, organization or entity controlled by the Corporation.
                 (l)      "Employer Matching Deferrals" see Section 7.
                 (m) "Employer Contributions" shall have the same meaning as in the SIP.
                 (n) "Funds" shall mean the Funds provided for in Section 8 hereof.
                 (o) "Participant" shall mean an Eligible Participant who has elected to participate in the Plan for a given Plan Year.
                 (p)      "Plan" see Section 1.
                 (q)      "Plan Year" shall mean a period of a calendar year.
                 (r) "Retirement" shall mean normal or early retirement as defined in the National City Corporation Non-Contributory Retirement Plan.
                 (s) "SIP" shall mean the National City Savings and Investment Plan.
         3.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.
4.       Eligibility.
         Eligibility for benefits under this Plan shall be limited to management and highly-compensated employees of the Corporation or its subsidiaries.



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5.       Election to Participate; Deferral of Compensation; Deferral
Percentage.
         Each Eligible Participant shall be given the opportunity during the Annual Enrollment Period to elect to participate in this Plan and to elect the amount of compensation to be deferred hereunder during such Plan Year. Such election and amount to be deferred hereunder shall be irrevocable and fixed from and after the end of the Annual Enrollment Period with respect to such Plan Year.
         The determination of the amount to be deferred shall be made in terms of a percentage (1% through 10%) of Base Compensation to be deferred both under this Plan and under the SIP and shall assume that the maximum SIP salary contribution permitted the Participant is both elected and made to the SIP during the succeeding Plan Year. The amount to be deferred under this Plan is the difference between such percentage and such maximum permissible SIP contribution (so long as that difference results in a positive number) (called the "Deferral Amount") for such Plan Year shall not be paid to the Participant during such Plan Year but shall be deferred as provided in the Plan.
         Notwithstanding the foregoing, to be eligible to participate in the Plan in the succeeding Plan Year, an employee must, as of the December 1 prior to such Plan Year if he is employed on such date, effectively elect to contribute the maximum dollar amount of salary reduction contributions permitted him or her under the SIP. In the event such SIP election is revoked or the SIP contribution amount reduced by the Participant for any part of such Plan Year, the Deferral Amount for such Plan Year shall nevertheless continue unchanged for such Plan Year.
6. Employees Hired between Enrollment Periods. Notwithstanding the provisions of Paragraph 5 of the Plan, an employee hired by an Employer after the end of an Annual Enrollment Period may, nevertheless, become eligible to participate for a portion or all of such Plan Year if the following conditions have been met:
         (1) such employee is selected for participation in the Plan for such Plan Year (or part thereof) by the chief executive officer of the Corporation and



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         (2) such employee completes enrollment in the Plan for such time period by making the elections and decisions provided for herein (including an election to contribute the maximum permissible SIP contribution). Such enrollment and participation in the Plan (including the deferral election) shall apply only with respect to compensation for future services to be rendered by such employee, namely, compensation for services rendered after the deferral election of such employee becomes final by acceptance on behalf of the Corporation.
7.       Employer Matching Deferrals.
         (a) Eligibility. Employer Matching Deferrals under the Plan shall be made only with respect to Participants who throughout the Plan Year make the maximum permissible salary reduction contributions under the provisions of the SIP, as determined from time to time under the SIP.
         (b) Amount. Employer Matching Deferrals under the Plan for Participants shall equal the amount of Employer Matching Contributions for such Plan Year not allocated to the account of such Participant under the SIP for such Plan Year because of applicable limitations on contributions under the SIP. The Employer Matching Deferrals for the Deferral Amounts hereunder will be provided in the same fashion as Employer Matching Contributions match salary reduction contributions under the SIP.
         (c) Deferral. The amount of any Employer Matching Deferral for any Plan Year shall be deferred and added to the Participant's Deferral Amount in the account of such Participant for such Plan Year, and shall not be currently paid to such Participant.
         (d) Timing of Deferrals and Matches. Participant Deferral Amounts and Employer Matching Deferrals shall be made at the same times as Employer Matching Contributions are made under the SIP.
8.       Accounts.
         An account shall be established and maintained by the Corporation in the name of each Participant. Such accounts shall remain a part of the general liabilities of the Corporation and nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary



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relationship. Each Participant's account shall be comprised of five sub-
accounts: (a) the "Money Market Fund"; (b) the "Fixed Income Fund"; (c) the "Equity Fund"; (d) the "NCC Stock Fund"; and (e) the "Capital Preservation Fund"; such sub-accounts jointly are herein called the "Funds."
9.       Crediting to Accounts and Funds.
         When the Deferral Amounts and the Employer Matching Deferrals are deemed to be made they shall be credited to each Participant's account, and shall correspondingly be credited to the Fund or Funds selected by the Participant.
10.      Funds.
         The Funds hereunder are designed to reflect the five respective Investment Funds maintained in the SIP. Accordingly, each such Fund and each Participant's Account therein shall be adjusted hereunder as of the end of each month to reflect the income, gain or loss of the corresponding SIP investment fund for such month, as calculated and published on a monthly basis by the trustee of the SIP.
         In the event during a Plan Year a Fund selected hereunder is no longer offered by the SIP, the amounts which would have been deemed invested in such Fund except for this provision shall be deemed to be invested for the remainder of such Plan Year in a savings or time deposit of National City Bank of less than $100,000 which earns the highest rate of interest then being paid by the Bank on such deposits. Participants will be offered a new selection of investment with respect to later Plan Years (subject to Committee consent) and amounts not made subject to an effective investment selection at such time shall be deemed to be invested in the Money Market Fund of the SIP.
11.      Selection of Funds.
         Each Participant and each beneficiary of a deceased Participant may select the Fund(s) he or she wishes to be used hereunder for his or her account. The selection of Funds shall be made in 5% increments of the Deferral Amounts and Employer Matching Deferrals and a single election shall govern both Deferral Amounts and Employer Matching Deferrals. In the event no



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election is made by a Participant his or her account shall be deemed invested in and credited to the Money Market Fund.
12. No Change of Investment Fund Selection Permitted Except by Death Beneficiary or as of a December 1 for following Plan Year, with Committee approval.
         Each selection of a Fund hereunder shall be final and shall not thereafter be revised or changed, provided, however, that upon the death of a Participant (or a beneficiary of a deceased Participant or beneficiary), any beneficiary hereunder, upon becoming such, may change such selection once at such time, and provided further that each Participant (or beneficiary if the Participant is deceased) may change his or her Funds choice on or before any December 1 for the next and later Plan Years. Notwithstanding the foregoing, the consent of the Committee shall be necessary for any such change in Funds choices; such consent is discretionary in the Committee.
13.      Vesting of Deferrals.
         (a) Employer Matching Deferrals Require Maximum SIP Contribution. Employer Matching Deferrals are specifically conditioned upon the Participant making the maximum salary reduction contributions during the Plan Year permitted to him or her under the SIP. In the event such maximum salary reduction contributions are not made during the Plan Year, such Plan Year's Employer Matching Deferrals for such Participant, if any, shall be forfeited, with all earnings or gains thereon.
         (b) Vesting of Employer Matching Deferrals. (1) In the event of a voluntary termination of employment by a Participant on or before January 1, 1995 for a reason other than death, Disability or Retirement, Employer Matching Deferrals and the earnings and gains thereon credited to such Participant's account shall be vested or forfeited as follows:
                 (A) Employer Matching Deferrals (and income and gain thereon) credited to the Participant for the Plan Year in which the employment termination occurred plus an amount equal to the Employer Matching Deferrals credited to the Participant for the Plan Year preceding the Plan Year of employment termination shall be forfeited.
                 (B)      All other Employer Matching Deferrals shall be vested.



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         (2)  In the event the Participant's employment termination occurs after January 1, 1995 or is by reason of death, Disability or Retirement, the Participant's Employer Matching Deferrals, plus earnings, gains and losses thereon, will be 100% vested in the Participant.
         (c) Deferral Amounts. Deferral Amounts contributed under the Plan by Participants and earnings and gains thereon are always 100% vested.
14.      Manner of Distribution.
         Except as otherwise provided herein, distributions of vested Participant account balances shall take place over the period of ten years commencing on the death, Retirement or other termination of employment of the Participant and amounts deferred hereunder shall not be subject to any withdrawal in advance of such time. Further, this Plan shall not permit any Participant to borrow any portion of the Deferral Amount or Employer Matching Deferrals.
         The first distribution shall take place on the February 1 of the Plan Year following the Plan Year in which such death, Retirement or termination occurs. Succeeding payments shall be made on succeeding February 1sts.
         The amount to be distributed shall be determined by multiplying (i) the dollar value of the Participant's account on the date of such installment, by (ii) a fraction, the numerator of which is one, and the denominator of which is the number of remaining unpaid distributions.
         The balances of each Participant's account and each of the Funds shall be appropriately reduced to reflect the distribution payments made. Amounts held pending distribution pursuant to this Paragraph 14 shall continue to be credited with appropriate income, gains and losses as herein provided and shall be subject to investment changes as herein provided. Balances in more than one Fund shall be reduced pro-rata to reflect distributions on a pro-rata basis from the Account.
         In the case of the first distribution after the death of a Participant, the Committee may, in its discretion, provide for payment of a portion or all of the first distribution prior to the February 1 after such death.
         All distributions under this Plan shall be made only in cash.



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15.      Accelerated Payments; Revised Distributions.
         Without regard to the provisions of Paragraph 14 above, the Committee may determine that a Participant's account which has a balance of $100,000 or less shall be paid out in a lump sum. Furthermore, the Committee may determine that a lump sum distribution should be made to a Participant who has terminated employment voluntarily by means other than death, Disability or Retirement.
         In the event such determination is made, such lump sum distribution shall be made as of the next succeeding February 1.
         In addition, the Committee, in its discretion, may provide that distributions may be made in a lesser number of annual installments, but not less than 5.
16.      Beneficiary Designations.
         Each Participant and each beneficiary of a deceased Participant or beneficiary may designate, on a beneficiary designation form supplied by the Committee, any person or persons to whom payments are to be made if the Participant (or beneficiary) dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed beneficiary designation form is filed with the Committee while the Participant (or beneficiary) is alive, and will cancel all beneficiary designations signed and filed earlier. If the Participant (or beneficiary) fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the Participant (or beneficiary) or before complete payment of all amounts due hereunder, the remaining Participant's account balance shall be paid in one lump sum to the Surviving Spouse of the Participant, if any, or, if there be none, to the estate of the last to die of the Participant or his or her designated beneficiaries, if any.
17.      Administration
         Except as herein provided, this Plan shall be administered by the Committee, which shall administer it in a manner consistent with the administration of the SIP, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of
Section 401 of the Internal Revenue Code. The Committee shall have full power and authority



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to interpret, construe and administer this Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes.
         The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as may be assigned by the Committee.
         No member of the Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.
18.      Participants Rights; Beneficiaries Rights.
         Except as otherwise specifically provided, neither a Participant nor any of his or her beneficiaries has rights under this Plan. The payment of deferred compensation shall be a general, unsecured obligation of the Corporation to be paid by the Corporation from its own funds, and such payments shall not (i) impose any obligation upon the trust fund under the SIP;(ii) be paid from the trust fund under the SIP; or (iii) have any effect whatsoever upon the SIP or the payment of benefits from the trust fund under the SIP. No Participant or beneficiary shall have any title to or beneficial ownership in any assets which the Corporation may earmark to pay benefits hereunder.
19.      Amendment and Discontinuance.
         The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable. However, if the Committee should amend this Plan, the Corporation shall remain obligated under the Plan with respect to Deferral Amounts and Employer Matching Deferrals (and the earnings, gains and losses thereon, if any) for which, as of the date of such action, deferral elections have been made hereunder and have become final by acceptance by the Corporation.



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20.      Nature of Agreement.
         The adoption of this Plan and any setting aside by the Corporation of amounts with which to discharge its obligations hereunder in a trust fund, an insurance policy, or otherwise, shall not be deemed to create a right in any person; equitable title to any funds so set aside in a trust, an insurance policy, or otherwise shall remain in the Corporation, and any recipient of benefits hereunder shall have no security or other interest in such trust, policies or funds. Any and all funds so set aside in a trust, an insurance policy or otherwise shall remain subject to the claims of the general creditors of the Corporation, present and future. This provision shall not require the Corporation to set aside any funds, but the Corporation may set aside such funds if it chooses to do so. This Plan is intended to constitute an unfunded plan described in Section 201(2) of the Employee Retirement Income Security Act of 1974.
21.      Restrictions on Assignments.
         The interest of a Participant or his or her beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Employer by the Participant with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied.
22.      Binding on Corporation, Employees and Their Successors.
         This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.



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23.      Laws Governing.
         This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.
         Executed as of this _____ day of ______________, 1994 at Cleveland, Ohio.

                                                   NATIONAL CITY CORPORATION


                                                   By:
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